EXHIBIT (p)(1)

                                 CODE OF ETHICS

                          MAINSTAY VP SERIES FUND, INC.

                       Approved by the Board of Directors
                        of MainStay VP Series Fund, Inc.
                              as of August 16, 2004
                             Pursuant to Rule 17j-1
              Under the Investment Company Act of 1940, as amended

I.    INTRODUCTION AND APPLICATION

      MainStay VP Series Fund, Inc. ("Company") recognizes the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics ("MainStay VP Code" or "Code") be observed by its Access Persons (defined below in Section III(A)). The Company's Board of Directors ("Board"), including a majority of its Independent Directors (defined below in Section III(H)), has approved this Code as compliant with Rule 17j-1 of the Investment Company Act of 1940, as amended ("1940 Act"), and has also approved the Code of Ethics of each Investment Adviser and Subadviser to the Company and of the Company's principal underwriter. Access Persons of an entity whose Code of Ethics has been approved by the Board and who are subject to that code may comply with that code instead of the MainStay VP Code.

      Prior to any Investment Adviser or Subadviser (each, an "Adviser") or principal underwriter entering into an agreement to provide services to the Company, such Adviser or principal underwriter shall have adopted its own code of ethics that complies with Rule 17j-1, which code of ethics shall have been approved by the Board in accordance with Rule 17j-1.

      Any material change to the MainStay VP Code or to the code of any Adviser or principal underwriter to the Company must be approved by the Board within six months of the adoption of such material change. Accordingly, an Adviser or principal underwriter must notify the Company Compliance Officer (as defined herein) as soon as is practicable following any such material change.

      All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Compliance Officer.

      Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Company and its shareholders, to place the interests of the shareholders first and to refrain from having outside interests that conflict with the interests of the Company and its shareholders. Each such person must avoid any circumstances that might adversely affect or appear to affect his or her duty of complete loyalty to the Company and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Company and its affiliates for trustworthy financial services is a valuable asset that all Access Persons are expected to preserve and protect.

      All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that personnel of the Company, its Advisers and principal underwriter should not take inappropriate advantage of their positions.

      While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Company or the applicable Adviser or principal underwriter, as the case may be, will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of an individual's fiduciary duties to the Company.

II.   PURPOSE

      This Code has been adopted by the Board in accordance with Rule 17j-1(c). Rule 17j-1 (the "Rule") (a copy of which is attached as Exhibit A.1) generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The Rule requires organizations subject to it to adopt a code of ethics designed to prevent Access Persons from engaging in fraud, and requires the organization to use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics. The Rule also requires each Access Person to report personal securities transactions on at least a quarterly basis, and to report securities holdings upon becoming an Access Person, and annually thereafter. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 and recommendations contained in the May 9, 1994 Report of the Advisory Group on Personal Investing of the Investment Company Institute.

III.  DEFINITIONS

      (A)   "Access Person" means:

            (1) any director, trustee, officer,(1) general partner or Advisory Person of the Company or of an Adviser to the Company; and

            (2) any director or officer of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information

------------------
(1) "Officer" for the purposes of the Code encompasses all officers with the title of Vice President or higher, the Secretary, Controller, and any other officer who performs policy-making functions.

                  regarding, the purchase or sale of Covered Securities by the Company, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company regarding the purchase or sale of Covered Securities.

      (B) "Adviser" means an entity listed in the Company's current prospectus that provides advice to the Company with respect to the purchase and sale of securities and includes a Subadviser.

      (C)   "Advisory Person" means:

            (1) any employee of the Company or employee of an Adviser (or of any company in a control relationship to the Company or an Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            (2) any other natural person controlling, controlled by or under common control with the Company or an Adviser who obtains information concerning recommendations made to the Company with respect to the purchase or sale of Covered Securities by the Company.

      (D) "Beneficial Ownership" shall have the same meaning as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (a copy of which is attached as Exhibit A.2). Subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the securities.

            (1) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

            (2)   "Indirect pecuniary interest" includes:

                  (a) generally, securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted);

                  (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership;

                  (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities);

                  (d)   a person's interest in securities held by a trust;

                  (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and

                  (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

            (3) "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and also includes adoptive relationships.

            (4) "Derivative securities" includes any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, with certain exceptions.

      (E) "Compliance Officer" means the person appointed by the Company's Board of Directors to administer the Code and may include, as applicable, a Local Compliance Officer. Where the term "Compliance Officer of the Company" or "Company Compliance Officer" is used, however, it shall not include a Local Compliance Officer.

      (F) "Covered Security" means any security except direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares issued by open-end investment companies, and interests in qualified state college tuition programs (529 Plans)..

      (G)   "Fund" means a separate portfolio of assets of the Company.

      (H) "Independent Director" means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act. The Secretary of the Company will inform each Director whether he or she is an Independent Director.

      (I) "Investment Adviser" means New York Life Investment Management LLC and/or any Adviser that is not a Subadviser.

      (J) "Investment Club" means a group of two or more people, each of whom contributes to an investment pool and shares in the investment returns.

      (K) "Investment Personnel" means (i) any employee of the Company or an Adviser to the Company (or any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company, and (ii) any natural person, if any, who controls the Company or any Adviser to the Company and who obtains information concerning recommendations made to the Company thereof, regarding the purchase or sale of securities by the Company.

      (L) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

      (M) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505, or 506 thereunder.

      (N) "Local Compliance Officer" means any officer appointed by the Company Compliance Officer to ensure compliance with the Code and Procedures by an Adviser or the principal underwriter.

      (O) "NYLIM Fund Shares" means the shares of open-end mutual funds advised or sub-advised by New York Life Investment Management LLC.

      (P) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (Q) "Restricted List" means that listing of securities maintained by the Company Compliance Officer in which trading by Access Persons is generally prohibited.

      (R) "Security Held or to Be Acquired" means any Covered Security that within the most recent 15 calendar days (i) is or has been held by the Company or (ii) "is being or has been considered" by the Company or an Adviser to the Company for purchase by the Company; and any option to purchase or to sell, including any security convertible into or exchangeable for, such security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person, or with respect to the person making the recommendation, when such person considers making such a recommendation.

      (S) "Subadviser" means any entity listed in the Company's current prospectus that provides advice to the Company with respect to the purchase and sale of securities in a subadvisory relationship to an Investment Adviser to the Company.

      (T)   "Director" means a Director of the Company.

IV.   GENERAL POLICY

      In accordance with Rule 17j-1(b), it shall be a violation of this Code and the Procedures for any affiliated person or principal underwriter for the Company, or any affiliated person of an

Adviser to or the principal underwriter of the Company, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to Be Acquired by the Company:

      1.    to employ any device, scheme or artifice to defraud the Company;

      2. to make to the Company any untrue statement of a material fact or to omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

      3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Company; or

      4.    to engage in any manipulative practice with respect to the Company.

V.    COMPLIANCE PROCEDURES

      (A)   Conflicts of Interest

            (1) Each Access Person has the duty to disclose to the Company Compliance Officer and, if such person is an officer, director or employee of an Adviser or principal underwriter, to the Local Compliance Officer of that Adviser or principal underwriter, any interest that he or she may have in any firm, corporation, or business entity that is not affiliated or participating in any joint venture or partnership with the Company or an Adviser or principal underwriter and that does business with the Company, the Adviser or the principal underwriter or that otherwise presents a potential conflict of interest. This disclosure must be timely so that the Company or, as applicable, an Adviser or principal underwriter may take such action concerning the conflict as deemed appropriate by the applicable Compliance Officer.

            (2) Access Persons are subject to the NYLIM Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to or from third parties that do business with the Company.

            (3) Access Persons may not serve as directors, officers, general partners, consultants, agents, representatives or employees of any other business, other than New York Life Insurance Company or an affiliated company, unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interests of the Company, and that such service would be consistent with the best interests of the Company and its shareholders, and that such service is not prohibited by law. If such service is authorized, procedures must be in place to isolate Access Persons serving as directors, officers, general partners, consultants, agents, representatives or employees of outside entities from Investment Personnel making investment decisions on behalf of the Company. In addition, if approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

            (4)   This Section V(A) shall not apply to Independent Directors.

      (B)   Preclearance of Personal Securities Transactions

            (1) An Access Person must obtain prior written approval from the Company Compliance Officer or applicable Local Compliance Officer before directly or indirectly acquiring or disposing of beneficial ownership in any Covered Security in any account over which the Access Person exercises Beneficial Ownership.

            (2) Except as otherwise set forth at Section V(C) below, an Independent Director need only obtain prior approval from the Compliance Officer before directly or indirectly acquiring or disposing of beneficial ownership in a Covered Security if he or she knew or, in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the 15-day period immediately before or after the Director's transaction in that security, the Company, or any Fund thereof, purchased or sold that security on behalf of the Company, or any Fund thereof, or any Adviser considered purchasing or selling the security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation. Additionally, an Independent Director need not obtain prior written approval from the Compliance Officer before directly or indirectly acquiring or disposing of beneficial ownership in NYLIM Fund Shares.

            (3) Except as otherwise set forth in Section V(C) below, Access Persons who are officers or directors of New York Life Insurance Company and are not officers or directors of any Adviser or principal underwriter to the Company (and are not otherwise actively involved with the purchase and sale of securities by the Company) need only obtain prior approval from the Compliance Officer before directly or indirectly acquiring or disposing of beneficial ownership in a Covered Security if he or she knew or, in the ordinary course of fulfilling his or her official duties in such capacity should have known, that during the 15-day period immediately before or after the officer's or director's transaction in that security, the Company, or any Fund thereof, purchased or sold that security on behalf of the Company, or any Fund thereof, or any Adviser considered purchasing or selling the security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

            (4) Access Persons are not required to preclear the following transactions except as otherwise set forth at Section V(C) below:

                  (a) purchases or sales of securities, other than securities acquired, directly or indirectly, in an Initial Public Offering or Limited Offering, effected in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions and documentation describing that relationship has been submitted to and approved by the Compliance Officer (Note that pre-approval will generally not be granted if the Limited Offering involves a private investment company (e.g., a "hedge fund") that invests in open-end investment companies (other than money market funds or equivalents));

                  (b) non-discretionary purchases which are part of an automatic dividend or distribution reinvestment plan, employee stock option plan and sales pursuant to regulated tender offers;

                  (c) purchases or sales of securities that are not Covered Securities, that is:

                        1. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term investments, including repurchase agreements;

                        2.    shares issued by registered open-end mutual funds;
                              and

                        3. direct obligations of the government of the United States, or

                  (d) purchases or sales of securities representing shares of a broad-based market index or stock baskets ("Exempt Securities").

      (C)   Other Rules Relating to Personal Securities Transactions

            (1) Access Persons may not directly or indirectly acquire beneficial ownership in any security in an Initial Public Offering or a Limited Offering without the express written prior approval of the Company Compliance Officer. The Company Compliance Officer or the Local Compliance Officer, as the case may be, shall maintain a record as required by Rule 17j-1 of all requests for approval to acquire beneficial ownership of any security in an Initial Public Offering or a Limited Offering, the disposition of any such request, and, if applicable, the basis for approving the request.

            (2) Access Persons who have obtained prior approval and made an investment in an Initial Public Offering or Limited Offering must, if such Access Persons both continue to hold such investment and play a part in any subsequent consideration of an investment by the Company in that issuer, disclose that investment to the Company Compliance Officer, and, as applicable, to relevant Investment Personnel or any officer of the Company that plays a part in any subsequent consideration of an investment by the Company in that issuer. Under such circumstances, the Company's decision to purchase securities in an Initial Public Offering or Limited Offering should be subject to independent review by Investment Personnel with no investment in the issuer of such securities.

            (3) No Access Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security (other than an Exempt Security) on a day when the Company has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn. If the Access Person is an employee of an Adviser, this restriction shall apply only to those securities being bought or sold by the Fund and other accounts managed by that Adviser. However, if the Access Person has actual knowledge of securities being bought or sold by a Fund managed by a different Adviser, the Access Person shall be subject to this restriction with respect to such securities. An Independent Director is subject to this paragraph (3) only if he or she has actual knowledge that the Company has a pending "buy" or "sell" order in that same security.

            (4) No Access Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security (other than an Exempt Security) if any purchase or sale of such securities has been made for the Company in the prior seven calendar days or can reasonably be anticipated (by the Access Person in question) for the Company in the next seven calendar days.

            (5) Access Persons may not profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Securities within 60 calendar days.

            (6) Access Persons may not trade on inside information (i.e., material and non-public information(2)) or communicate such information to others. Penalties for trading on inside information or communicating such information to others are severe and may include civil injunctions, treble damages, disgorgement of profits and jail sentences.

------------------
(2) Material information is generally that which a reasonable investor would consider significant in making an investment decision. Non-public information generally is information about a company, either positive or negative, that would have a material effect on the stock price of that company once released to the public.

                  An Access Person (other than an Independent Director) who believes that he or she is in possession of inside information should contact the Company Compliance Officer or Local Compliance Officer, as applicable, immediately. After reviewing the issue, the Company Compliance Officer or Local Compliance Officer, as the case may be, will advise the Access Person as to whether he or she may trade on or communicate the information to others. In addition, an Access Person who believes that he or she is in possession of inside information should take appropriate steps to secure such information. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted. Please refer to New York Life Investment Management LLC Information Barrier Policy and Procedures for specific guidelines governing inside information.

            (7) No Access Person may engage in "excessive trading" as determined by the Company Compliance Officer. "Excessive trading" may, for example and without limitation, be defined in terms of a maximum number of trades per quarter. The Company Compliance Officer will promptly inform all Access Persons of any decision to establish and enforce any such specific definition of "excessive trading."

            (8)   With respect to transactions prohibited pursuant to paragraph
                  (4) immediately above, the Company Compliance Officer or Local Compliance Officer may make exceptions for contemplated transactions involving:

                  (a) 500 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or

                  (b) 500 shares or less in the aggregate in any seven day period or less than .001% of the issuer's market capitalization, whichever is less, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

                  (c) investment grade debt instruments less than $100,000 par value.

            (9) Notwithstanding anything expressly stated in the Code, no Covered Securities may be purchased or sold by an Access Person if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for the Company.

            (10) Access Persons and members of their immediate family may not participate in Investment Clubs except that an Access Person or family member may remain as a member of such a Club if that person was a member of the Club prior to the adoption of this provision of the Code and for at least six months before the date he or she first became an Access Person. Access Persons or their immediate family members who fall within the two exceptions above may participate in such a Club if (i) the Access Person promptly discloses the membership to the Company Compliance Officer or Local Compliance Officer and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the Company Compliance Officer or Local Compliance Officer. Investment Club transactions will be monitored by the Compliance Officer or Local Compliance Officer, and may be subject to the pre-clearance requirements of Section V(B) hereof, if necessary to prevent abuses of this Code.

            (11)  Paragraphs (1), (2), (4), (5) and (7) - (10) of this Section
                  V(C) shall not apply to Independent Directors.

      (D)   NYLIM Fund Shares

            The following provisions apply to all NYLIM Fund Shares held by an Access Person, including, but not limited to, shares owned through a 401(k) plan or similar account, or through a variable insurance product.

            (1) No Access Person (or member of his or her immediate family) shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same NYLIM Fund (of which such Access Person has a beneficial ownership interest) within 60 days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant NYLIM Fund by the Access Person. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Company Compliance Officer or Local Compliance Officer. Violations will result in disgorgement of the profit to the relevant NYLIM Fund.

            (2) None of the above-specified restrictions on short-term trading in NYLIM Fund Shares shall apply to the following transactions:

            a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Company Compliance Officer or Local Compliance Officer);

            b. Purchases or sales that are non-volitional on the part of the Access Person;

            c. Purchases that are effected as part of an automatic divided reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

            d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

            e. Purchases or sales with respect to NYLIM Fund Shares of a taxable or tax-exempt money market fund.

            (3) Reporting of all purchases and sales of NYLIM Fund Shares must be made on each Initial Securities Holding Report, Quarterly Transaction Report and Annual Securities Holding Report as provided in Section VI.

      (E)   Selective Disclosure of Fund Holdings

            Access Persons are subject to the [NYLIM Selective Disclosure Policy] and should refer to that policy. A violation of the Company's policy on selective disclosure is considered a violation of this Code.

VI.   REPORTING AND MONITORING

      (A)   Initial Securities Holdings Report

            Within ten (10) days of becoming an Access Person, each such person shall submit to the Company Compliance Officer or Local Compliance Officer a report on the form attached as Exhibit C or a similar form as approved by the Company Compliance Officer listing all Covered Securities and NYLIM Fund Shares beneficially owned by the Access Person. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person. The Company Compliance Officer or Local Compliance Officer, as the case may be, shall maintain such reports and such other records as are required by Rule 17j-1.

      (B)   Quarterly Transaction Report

            Each Access Person shall submit to the Company Compliance Officer or Local Compliance Officer on a quarterly basis, a report on the form attached as Exhibit D or a similar form as approved by the Company Compliance Officer covering the matters included in the form. The report must list transactions in any Covered Security and NYLIM Fund Shares in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in the security. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held during the quarter for the direct or indirect benefit of the Access Person. Reports shall be delivered to the Company Compliance Officer or Local Compliance Officer, as the case may be, not later than ten (10) days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Company Compliance Officer or Local Compliance Officer, as the case may be, shall maintain such reports and such other records as are required by Rule 17j-1.

      (C)   Annual Securities Holding Reports

            All Access Persons shall submit to the Company Compliance Officer or Local Compliance Officer, as the case may be, on an annual basis not later than January 31 of each year, a report on the form attached as Exhibit C or a similar form as approved by the Company Compliance Officer listing all Covered Securities and NYLIM Fund Shares beneficially owned by the Access Person as of a date within thirty (30) days of the date that the form is submitted. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person. The Compliance Officer shall maintain such reports and such other records as are required by Rule 17j-1 under the 1940 Act.

      (D)   Reports by Independent Directors

            An Independent Director who would be required to make a report solely by reason of being a Director of the Company need not make an initial holdings report required by Section VI(A) of this Code or an annual holdings report required under Section VI(C) of this Code unless such report would relate to transactions in NYLIM Fund Shares. An Independent Director of the Company need only make quarterly transaction reports in accordance with Section VI(B) if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director of the Company, should have known that, during the 15-day period immediately preceding or following the date of the transaction by such Director, such security is or was purchased or sold by the Company, or the Company or one or more of its Advisers considered purchasing or selling the security.

      (E)   Copies of Confirmations and Account Statements

            Each Access Person must direct his or her broker to provide to the Company Compliance Officer or Local Compliance Officer copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements for all accounts over which the Access Person Beneficial Ownership. Independent Directors of the Company need not provide such broker confirmations.

      (F)   Monitoring and Review of Reports

            The Compliance Officer shall monitor the personal trading activity and review the personal trading and securities holdings reports of all Access Persons pursuant to procedures established under this Code.

      (G)   Confidentiality

            All reports furnished pursuant to this Section VI will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

      (H)   Sanctions

            Compliance by Access Persons with the provisions of the Code is required. Access Persons should be aware that in response to any violation, the Company will take whatever action is deemed necessary under the circumstances, including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to Fund accounts, fines, disgorgement of profits, suspension or termination.

      (I)   Annual Compliance Certification

            Each Access Person shall complete an annual certification in the form attached as Exhibit E (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

      (J)   Annual Report to Board

            The Compliance Officer shall prepare an annual report for the Board which the Board should consider. At a minimum, the annual report shall:

            (1) describe any issues arising under the Code or Procedures since the last report to the Board, including, but not limited to, information about material violations to the Code or Procedures, and sanctions imposed in response to the material violations;

            (2) certify to the Board that the Company or, in the case of an Adviser or principal underwriter, such Adviser or principal underwriter has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics; and

            (3) identify any recommended changes in existing restrictions or procedures.

VII.  EXCEPTIONS

      The Compliance Officer may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1. Any exception which is granted shall be reported to the Board at the next regularly scheduled meeting of the Directors.

VIII. RECORD-KEEPING

      (A) The Company Compliance Officer and the Local Compliance Officer must maintain all records (including information provided on Exhibits A and/or B attached to the Procedures) relating to compliance with the Code, such as exception reports, other internal memoranda relating to non-compliant transactions and preclearance records, for a period of seven years.

      (B) Upon request by the Company Compliance Officer, a Local Compliance Officer will provide the Company Compliance Officer access to the Local Compliance Officer's Code records.

                                   EXHIBIT A.1

              Rule 17j-1 Under the Investment Company Act of 1940.

                                   EXHIBIT A.2

              Rule 16a-1 under the Securities Exchange Act of 1934.

                                    EXHIBIT B

                          MAINSTAY VP SERIES FUND, INC.
            REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADING

EMPLOYEE NAME: ____________________________________________________

Broker                      _______________________________________

Brokerage Account Number    _______________________________________

Received By (name/title)    _______________________________________

Date Received               _______________________________________

-     TRADES MUST BE MADE ON THE SAME DAY THAT APPROVAL IS RECEIVED.

                                                                                          DIRECT OWNERSHIP
                             # OF SHRS,                               SEC.                        (D)
                          PRINCIPAL AMOUNT,                SYMBOL OR  MKT.  PURCHASE (P)      FAMILY (F)    APPROVED/
DATE    NAME OF SECURITY        ETC.         APPROX PRICE   CUSIP #   CAP.    SALE (S)        CONTROL (C)    DENIED
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------
----    ----------------  -----------------  ------------  ---------  ----  ------------  ----------------  ---------

THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no inside information (including information relating to planned securities transactions by any series of MainStay VP Series Fund, Inc.) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Client portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c)   these securities are not initial public offerings or private placements.

                                    EXHIBIT C

    ACCESS PERSON INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to MainStay VP Series Fund, Inc. ("Company") by_______________________ (Please print your full name)*

Date of Becoming an Access Person:** _________________ (Initial Report) December 31, 200___ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and NYLIM Fund Shares and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE COMPANY'S CODE OF ETHICS.

                                                                               NATURE OF INTEREST
                             BROKER, DEALER OR BANK     NO. OF SHARES          (DIRECT OWNERSHIP,
NAME OF SECURITY/NYLIM FUND   WHERE SECURITY HELD    AND PRINCIPAL AMOUNT  FAMILY MEMBER, CONTROL, ETC.)
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------
---------------------------  ----------------------  --------------------  -----------------------------

-------------
NOTE: IN LIEU OF AN ACCESS PERSON LISTING ON THIS FORM EACH SECURITY HELD AS OF
      YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AN ANNUAL STATEMENT(S) FOR EVERY BANK OR BROKERAGE ACCOUNT AS TO WHICH THE ACCESS PERSON HAS A BENEFICIAL OWNERSHIP INTEREST IN SECURITIES. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE ACCESS PERSON'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

** Please see the definition of Access Person in the Company's Code of Ethics.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above:

NAME OF BROKER, DEALER OR BANK WITH
       WHICH ACCOUNT IS HELD         DATE ACCOUNT ESTABLISHED  ACCOUNT NUMBER
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------
-----------------------------------  ------------------------  --------------

I CERTIFY THAT THE SECURITIES LISTED ABOVE ARE THE ONLY COVERED SECURITIES AND NYLIM FUND SHARES IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I FURTHER CERTIFY THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I ALSO CONSENT TO THE RELEASE OF CERTAIN PERSONAL INFORMATION (NAME, HOME ADDRESS, SOCIAL SECURITY NUMBER AND SPOUSE'S FIRST INITIAL) BY NEW YORK LIFE INVESTMENT MANAGEMENT LLC TO A BROKERAGE SERVICES COMPANY TO BE NAMED BY THE COMPLIANCE OFFICER (THE "COMPANY"), WHO WILL PROVIDE THE NYLIM COMPLIANCE DEPARTMENT WITH A REPORT OF ALL KNOWN BROKERAGE ACCOUNTS HELD BY ME OR MY SPOUSE, IF APPLICABLE. THIS PERSONAL INFORMATION MAY BE HELD BY THE COMPANY FOR A PERIOD OF SEVEN YEARS AFTER WHICH TIME IT WILL BE PURGED. DURING THIS TIME, THE COMPANY WILL AGREE THAT ALL PERSONAL INFORMATION SHALL BE HELD IN STRICT CONFIDENCE AND SHALL NOT BE REVEALED TO ANY PERSON, CORPORATION OR ENTITY (THIRD PARTIES) WITHOUT PRIOR WRITTEN CONSENT OF NYLIM AND THE EMPLOYEE. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND HOWEVER THAT THE COMPANY IS AUTHORIZED TO DISCLOSE TO ITS OTHER CUSTOMERS, SHOULD THEY INQUIRE, THAT I AM CURRENTLY (OR HAVE BEEN) EMPLOYED IN SOME CAPACITY IN THE SECURITIES RELATED/FINANCIAL SERVICES INDUSTRY WITHOUT IDENTIFYING NYLIM (OR ITS AFFILIATES) AS THE EMPLOYER. SUCH DISCLOSURE WOULD GENERALLY TAKE PLACE IF I OPENED A SECURITIES ACCOUNT WITH A CLIENT OF THE COMPANY. THESE STEPS ARE BEING TAKEN BY NYLIM IN ITS COMMITMENT TO ENSURE COMPLIANCE WITH FEDERAL SECURITIES LAWS.

Access Person Signature: __________________________
Date of Submission: _______________________________

Received By (Name/Title): ______________  Reviewed By (Name/Title):_____________
Signature: _____________________________  Signature: ___________________________

Date Received:________________________   Date Reviewed:_________________________

COMMENTS:

                                    EXHIBIT D

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

Statement to MainStay VP Series Fund, Inc. ("Company") by ______________________ (Please print your full name)*

For the Calendar quarter ended _________________________

As of the date appearing above, the following are each and every transaction in a Covered Security and in NYLIM Fund Shares in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Access Person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE COMPANY'S CODE OF ETHICS.

This report need not disclose transactions in Covered Securities and in NYLIM Fund Shares in any account over which the Access Person** has no direct or indirect influence or control.

             Amount (No.
 Name of    of Shares or  Interest Rate/                                                Nature of Interest        Firm Through
Security/    Principal     Maturity Date               Nature of Transaction            (Direct Ownership,     Which Transaction
NYLIM Fund     Amount)    (if applicable)  Trade Date  (Purchase, Sale, Etc.)   Price  Spouse, Control, Etc.)     Was Effected
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------
----------  ------------  ---------------  ----------  ----------------------   -----  ----------------------  -----------------

------------------------
* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

** Please see the definition of Access Person in the Company's Code of Ethics.

If no transactions in Covered Securities and NYLIM Fund Shares occurred, please insert "NONE" here: _____________

Since the prior Quarterly Report, I have opened or closed the following accounts in which any securities (including NYLIM Fund Shares and securities that are not Covered Securities) are held for my direct or indirect benefit:

  Firm      Account Name and Number    Date Opened    Opened/Closed
--------    -----------------------    -----------    -------------
--------    -----------------------    -----------    -------------
--------    -----------------------    -----------    -------------
--------    -----------------------    -----------    -------------
--------    -----------------------    -----------    -------------
--------    -----------------------    -----------    -------------

In connection with any purchases or sales of securities for any series of the Company during the quarter, I disclosed to the Company any material interests in my Covered Securities and NYLIM Fund Shares which might reasonably have been expected to involve a conflict with the interests of the Company. Also, I have disclosed all my Covered Securities and NYLIM Fund Shares holdings to the Company.

The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of Company personnel in the discharge of their duties are as follows:

      Names                                       Affiliations

Date of Submission: ______________________________________

Access Person Signature: _________________________________________

                                    EXHIBIT E

                  MAINSTAY VP SERIES FUND, INC. CODE OF ETHICS

                       INITIAL AND ANNUAL CERTIFICATION OF

                               COMPLIANCE WITH THE

              MAINSTAY VP SERIES FUND, INC. CODE OF ETHICS AND THE

           NEW YORK LIFE INVESTMENT MANAGEMENT LLC INFORMATION BARRIER

                              POLICY AND PROCEDURES

[ ]         I hereby certify that I have received the MainStay VP Series Fund,
Inc. Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), and the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy") and that I have read and understood the Code and NYLIM Information Barrier Policy. I further certify that I am subject to the Code and NYLIM Information Barrier Policy and will comply with each of the Code's and NYLIM Information Barrier Policy provisions to which I am subject.

[ ]         I hereby certify that I have received the MainStay VP Series Fund,
Inc. Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), and the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy") and that I have read and understood the Code and NYLIM Information Barrier Policy. I further certify that I have complied with and will continue to comply with each of the provisions of the Code and NYLIM Information Barrier Policy to which I am subject.

                               ___________________________________________
                                                (Signature)

                               Name: _____________________________________
                               Title/Department: _________________________
                               Date: _____________________________________

Received By (Name/Title): ____________________________
Signature: ___________________________________________
Date: ________________________________________________

                          PROCEDURES FOR ADMINISTRATION
                                       OF
                                 CODE OF ETHICS

                          MAINSTAY VP SERIES FUND, INC.

                            __________________, 2004

I.    STATEMENT OF PURPOSE

      (A) These Procedures are designed to provide a mechanism for the administration of the MainStay Code of Ethics (the "Code") and to prevent violations of the Code. A copy of the Code is attached to these Procedures. (Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Code.

II.   GENERAL OPERATING PROCEDURES

      (A) A compliance officer for the Company (the "Company Compliance Officer") will be appointed by the Board of Directors. The Company's Chairperson of the Board may appoint a replacement for the Company Compliance Officer in the event that it becomes necessary to do so. The appointment of the new Company Compliance Officer will be presented to the Board of Directors for its ratification at the Board meeting next following such appointment.

      (B) The Company Compliance Officer is responsible for administering the Code and recommending any modifications of these Procedures to ensure compliance with the provisions of the Code.

      (C) If the Company Compliance Officer determines that an element or elements of these Procedures fail to meet the objectives of the Code, the Company Compliance Officer may modify the Procedures, after consultation with and approval by the Company's Counsel.

III.  COMPLIANCE OFFICERS

      (A)   General Standards

            (1) The Company Compliance Officer may appoint an officer of an investment adviser or principal underwriter to the Company to act as local Compliance Officer for that investment adviser or principal underwriter (the "Local Compliance Officer"). The Company Compliance Officer may, without prior approval, replace an existing Local Compliance Officer as conditions may warrant.

            (2) Each Local Compliance Officer will be responsible, subject to the limitations set forth below, for administering the Code within his or her organization.

                                  Procedures-2

      (B)   Appointments

            (1) The current list of appointments of Company Compliance Officer and Local Compliance Officers are set forth in Schedule 1 attached hereto.

IV.   PRECLEARANCE PROCEDURES

      (A)   General Standards

            (1) All Access Persons under the Code (other than Independent Directors) must obtain, pursuant to the preclearance procedures set forth below, written approval from the Company Compliance Officer (or his or her designees) or, as applicable, the Local Compliance officer prior to engaging in any proposed securities transaction, except for certain transactions set forth below. Each Access Person shall request preclearance using the form attached hereto as Exhibit B or a similar form as approved by the Company Compliance Officer.

            (2) It will be the responsibility of the Company Compliance Officer, or his or her designee(s), to preclear securities transactions for Access Persons who are associated persons3 of NYLIFE Distributors who are also employees of New York Life Investment Management Holdings LLC or its divisions or subsidiaries and for certain of the Company's officers and Directors who are Access Persons of the Company.

            (3) It will be the responsibility of the Local Compliance Officers to preclear securities transactions for employees of their respective investment adviser who are Access Persons of the Company.

            (4) The Company Compliance Officer will maintain a current list of Access Persons covered under this Code and the NYLIM Code. Access Persons who are added to the list will be notified promptly by the Company Compliance Officer or Local Compliance Officer, as appropriate.

      (B)   Preclearance Contact Persons

            (1) The principal contact persons for preclearance of trades are the Local Compliance Officers as set forth in Schedule 1 attached hereto, except that in the case of Access Persons whose transactions are precleared by the

-----------------
(3) Under Section 3(a)(18) of the Securities Exchange Act of 1934, as amended, associated persons of NYLIFE Distributors include any partner, officer, director, or branch manager of NYLIFE Distributors (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with NYLIFE Distributors, or any employee of NYLIFE Distributors, but excluding any person associated with a broker or dealer whose functions are solely clerical or ministerial.

                                  Procedures-3

                  Company Compliance Officer as in Section IV(A)(2) of these Procedures, the Company Compliance Officer shall be the principal contact person for preclearance of trades.

            (2) The principal contact persons for information requested by the Company Compliance Officer under Section IV(A)(2) of these Procedures are set forth in Schedule 2 attached hereto.

      (C) Steps for Preclearing a Securities Transaction (other than the purchase of a security which is part of an Initial Public Offering or a Limited Offering).

            (1) Upon receipt of a request to preclear a securities transaction, the Company Compliance Officer, Local Compliance Officer or their designee, as applicable, will follow the steps listed below, in the order presented, when determining whether to approve or deny the request.

            (2) Determine whether any of the exceptions to the requirement to preclear securities transactions listed below are available. Specifically, non-discretionary acquisitions or dispositions of beneficial ownership in securities are exempt from the preclearance requirements and include:

                  (a) directly or indirectly acquiring or disposing of beneficial ownership in securities, other than securities acquired in an Initial Public Offering or Limited Offering, effected in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions; and

                  (b) non-discretionary purchases which are part of an automatic dividend or distribution reinvestment plan, employee stock option plan and sales pursuant to regulated tender offers.

            (3) Determine whether the transaction involves one of the types of securities that are not subject to the preclearance requirements. These securities include:

                  (a) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term investments, including repurchase agreements;

                  (b)   Shares issued by registered open-end mutual funds (NOTE:
                        Transactions of closed-end investment companies must be precleared);

                  (c) Direct obligations of the government of the United States, or

                  (d) Transactions in securities representing shares of a broad-based market index or stock basket.

                                  Procedures-4

            (4) Determine whether the transaction involves one of the provisions set forth in Section V(C)(3)-(C)(7) of the Code (trades on a day when the Company has a pending "buy" or "sell" order in the same security that has not been executed or withdrawn (Note: If the Access Person is an employee of an Adviser, this restriction applies only to securities bought and sold by the Fund and other accounts managed by that Adviser); trades within seven days after a Company trade in the same security; trades within seven days before a Company trade in the same security where the Company trade could not be reasonably anticipated (by the Access Person in question); trades in violation of the required 60-day holding period; insider trading; "excessive trading").

            (5) Determine whether the transaction involves a security on the Company Restricted List. Preclearance requests involving transactions in such securities will be reviewed by the Company Compliance Officer or Local Compliance Officer, as the case may be, on a case-by-case basis, but generally will not be approved.

            (6)   Determine whether the transaction involves:

                  (a) 500 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or

                  (b) 500 shares or less in the aggregate in any seven day period or less than .001% of the issuer's market capitalization, whichever is less, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

                  (c) investment grade debt instruments less than $100,000 par value.

            (7) If the preclearance request involves one of the items listed in paragraphs (6)(a)-(6)(c) above, the transaction may be approved without further inquiry.

            (8)   If the transaction is not covered by paragraphs (1) through
                  (5) above, the Company Compliance Officer or Local Compliance Officer, as applicable, will determine whether to approve or deny the preclearance request.

      (D) Preclearance of Purchases of Securities in Connection With Initial Public Offerings and Limited Offerings

            (1) Access Persons (other than Independent Directors) must obtain written approval from the Company Compliance Officer before directly or indirectly acquiring beneficial ownership of any securities in an Initial Public Offering or Limited Offering. (Note that the purchase of securities in certain Initial Public Offerings is prohibited for persons designated as

                                  Procedures-5

                  "restricted persons" under the rules of the National Association of Securities Dealers ("NASD") governing "hot issues" investments. Under these NASD rules, "restricted persons" generally include officers, directors, employees or associated persons of broker-dealers, "senior officers" of investment advisers and investment companies or other investment adviser or investment company personnel whose activities involve or are related to the purchase or sale of securities.)

            (2) In accordance with Section IX hereof, the Company Compliance Officer shall maintain a written record of his or her decision and, if applicable, the reason(s) supporting the decision to approve any such request.

            (3) Pursuant to the Code, Access Persons who have obtained preclearance to purchase and who continue to own securities purchased in an Initial Public Offering or a Limited Offering must advise the Company Compliance Officer or Local Compliance Officer if they play a part in any subsequent consideration of an investment by the Company or a Fund in those securities. The Company's purchase of securities in that Initial Public Offering or Limited Offering must be subject to independent review by Investment Personnel with no investment in the issuer.

V.    INSIDER TRADING

      (A) Access Persons may not trade on inside information (i.e., material and non-public information) or communicate such information to others. Penalties for trading on inside information or communicating such information to others are severe and may include civil injunctions, treble damages, disgorgement of profits and jail sentences.

      (B) An Access Person (other than an Independent Director) who believes that he or she is in possession of inside information should contact the Company Compliance Officer or Local Compliance Officer, as applicable. After reviewing the issue, the Company Compliance officer or Local Compliance Officer, as the case may be, will advise the Access Person as to whether he or she may trade on or communicate the information to others. In addition, an Access Person who believes that he or she is in possession of inside information should take appropriate steps to secure such information. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted.

VI.   NON-COMPLIANT TRANSACTIONS

      (A)   Exception Report

            (1) In the event that the Company Compliance Officer or Local Compliance Officer discovers any transaction not in compliance with the Code or these Procedures, the Company Compliance Officer or Local Compliance Officer, as the case may be, will prepare, on the day the Company

                                  Procedures-6

                  Compliance Officer or Local Compliance Officer becomes aware of the non-compliant transaction, an exception report identifying the non-compliant transaction(s). The report will specify:

                  (a) the nature of the non-compliant transaction(s) or trade(s) (i.e., the provision of the Code or these Procedures involved);

                  (b)   the name and type of each security involved;

                  (c) the name of the Fund(s), investment adviser(s), and Access Person(s) involved;

                  (d) the relevant dates (i.e., buy or trade date, settlement date, or sale date); and

                  (e)   any gain or loss at the time the report is prepared.

            (2) An exception report prepared by the Local Compliance officer shall be sent by facsimile transmission, e-mail or other acceptable medium to the Company Compliance Officer on the same day the report is completed by the Local Compliance Officer.

      (B)   Sanctions

            Upon discovering a violation of the Code, the Company may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to Fund accounts, fines, disgorgement, suspension or termination. Profits realized from transactions prohibited by the Code must be disgorged to the Fund if material and necessary to make the Fund whole.

      (C)   Hardship Exceptions

            (1) In the event that circumstances exist under which compliance with certain provisions of the Code would present special hardship, the Company Compliance Officer, in consultation with legal counsel for the Company and the Local Compliance Officer, if applicable, may grant written exceptions to the provisions of the Code. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the code shall be granted where such exception would result in a violation of Rule 17j-1 of the Investment Company Act of 1940, as amended. Any exception which is granted shall be reported to the Board of Directors at the next regularly scheduled meeting of the Directors.

                                  Procedures-7

VII.  QUARTERLY AND ANNUAL BOARD REPORTS

      (A)   Quarterly Reports

            (1) The Company Compliance Officer, based, in part, on reports he or she receives from the Local Compliance Officers, will prepare for the Board of Directors a quarterly report on compliance with the Code. The period covered by the report will be the Company's most recent calendar quarter ended for which complete information is available to the Company Compliance Officer (the "Reporting Period").

            (2) If any non-compliant transaction occurred during the Reporting Period, the report will include for each violation:

                  (a) the nature of the non-compliant transaction(s) or trade(s) (i.e., the provision of the Code or these Procedures involved);

                  (b)   the name and type of each security involved;

                  (c) the name of the portfolio(s), investment adviser(s) and Access Person(s) involved;

                  (d) the relevant dates (i.e., buy or trade date, settlement date, or sale date);

                  (e)   any gain or loss involved;

                  (f) the current status of the non-compliant transaction or trade; and

                  (g) if the matter has been resolved, the resolution of the matter (i.e., any monetary penalties and/or sanctions imposed on the Access Person).

            (3) Local Compliance Officers will prepare this report for use by the Company Compliance Officer in preparing his or her report to the Board. The Local Compliance Officer will provide this information to the Company Compliance Officer within 15 days of the end of the Reporting Period for each Access Person who is an employee, officer, or director of the Local Compliance Officer's investment adviser and who has engaged in a non-compliant transaction.

            (4) If any exception to the pre-clearance and trade prohibition provisions of the Code has been granted during the Reporting Period, the report will include for each exception:

                  (a) whether the exception was granted to an individual or class of individuals;

                                  Procedures-8

                  (b)   the transactions covered by the exception;

                  (c)   the date on which the exception was granted; and

                  (d) any safeguards imposed to prevent abuse of the exception.

      (B)   Annual Reports

            (1) As required by Section VI(J) of the Code, the Company Compliance Officer and each Local Compliance Officer will prepare a report containing the information called for under
                  Section VI(J). This annual report will be presented at the Company's first regular quarterly Board meeting each year.

VIII. REPORTING BY ACCESS PERSONS AND OTHERS

      (A)   The Company Compliance Officer and Local Compliance Officers shall:

            (1) Identify and establish records of all Access Persons subject to the reporting obligations set forth in this Section VIII and notify such Access Persons in writing of their reporting obligations; and

            (2) Identify the compliance personnel responsible for reviewing the reports required by Section VI of the Code.

      (B) It will be the responsibility of the Company Compliance Officer or the Local Compliance Officer, as applicable, to request that each Access Person subject to the reporting obligations in Section VI of the Code submit to the Company Compliance Officer or Local Compliance Officer, as applicable (i) the initial holdings report required in Section VI(A) of the Code; (ii) the quarterly report required in Section VI(B) of the Code and (iii) the annual holdings report required in Section VI(C) of the Code.

            (1) It will be the responsibility of the Company Compliance Officer or the Local Compliance Officer, as applicable, to request that each Access Person (other than Independent Directors) direct his or her broker to provide the Company Compliance Officer or Local Compliance Officer, as applicable, the information required in Section VI(E) of the Code.

            (2) It will be the responsibility of the Company Compliance Officer or Local Compliance Officer, as applicable, to request that each Access Person (other than Independent Directors) supply the annual certification form required in Section VI(I) of the Code.

            (3) Copies of the information set forth immediately above obtained by a Local Compliance Officer will be copied and delivered to the Company Compliance Officer as soon as possible after receipt by the Local Compliance Officer.

                                  Procedures-9

            (4) The reference to "principal amount," as that term is used in the Code's Quarterly Transaction Report and the Annual Securities Holdings Report, means the purchase or and the market value, respectively.

            (5) The Company Compliance Officer will require the compliance officers of the unaffiliated Advisers to provide prompt reports of any violations of their codes of ethics and quarterly certification of compliance with such codes.

IX.   REVIEW OF REPORTS

      (A) It will be the responsibility of the Company Compliance Officer or the Local Compliance Officer, as applicable, to review and take appropriate action with respect to, any report required to be submitted by any Access Person pursuant to the Code or these Procedures.

                                 Procedures-10

                                   SCHEDULE 1

      The current list of appointments of Company Compliance Officer (as appointed by the Board of Directors) and Local Compliance Officer (as appointed by the Company Compliance Officer) are:

COMPANY COMPLIANCE OFFICER

          Alison Micucci (973) 394-4464

LOCAL COMPLIANCE OFFICERS

          NYLIM LLC               Tara McAleer      (973) 394-4462

          MacKay Shields LLC      Mark Goldstein    (212) 230-3835

          NYLIFE                  Ramona Walsh      (973) 394-4469
          Distributors, Inc.

                                 Procedures-11

                                   SCHEDULE 2

      The principal contact persons for information requested by the Company Compliance Officer under Section IV(A)(2) of the Procedures are:

          NYLIM LLC             Tara McAleer              (973) 394-4462

                                                     Fax: (973) 394-4635

          MacKay Shields LLC    Mark Goldstein            (212) 230-3835

                                                     Fax: (212) 230-1083

                                 Procedures-12